Exhibit 99.1

Vermillion Reports Results of 2013 Annual Meeting

AUSTIN, Texas — December 16, 2013 —Vermillion, Inc. (NASDAQ: VRML), a multivariate diagnostics company focused on gynecologic cancers and women’s health, reported the voting results from its annual meeting of its stockholders held December 12, 2013:

•	Approved the reappointment of Peter S. Roddy as director
•	Approved in an advisory vote the compensation of the company’s named executive officers
•	Ratified the appointment of BDO USA, LLP as the company’s independent registered public accounting firm for the year ending December 31, 2013
•	Approved an amendment to the company’s 2010 Stock Incentive Plan to increase the number of shares authorized for issuance by 2.3 million and other related modifications
•	Did not approve an amendment to the company’s Certificate of Incorporation and Bylaws that would declassify the board of directors

“We are pleased that four of the five stockholder proposals passed by wide margins,” commented Tom McLain, Vermillion’s president and CEO. “The proposal to declassify the board of directors is considered “non-routine” and required 66.7% of all outstanding shares to vote for its adoption. While it was approved by more than 95% of the shares voted on this proposal, these votes represented only 58.4% of our total outstanding shares. The board believes declassification will enhance corporate governance and is important for our shareholders, so we plan to reintroduce this proposal at a later date.”

About Vermillion

Vermillion, Inc. (NASDAQ: VRML) is dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. Vermillion, along with its prestigious scientific collaborators, has diagnostic programs in gynecologic oncology and women's health.

The company's lead diagnostic, OVA1®, is a blood test for pre-surgical assessment of ovarian tumors for malignancy, using an innovative algorithmic approach. As the first FDA-cleared, protein-based In Vitro Diagnostic Multivariate Index Assay, OVA1 represents a new class of software-based diagnostics. For additional information, including published clinical trials, visit www.vermillion.com.

Forward-Looking Statement

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995 that involve significant risks and uncertainties including statements regarding Vermillion's expected cash outlay and Vermillion’s ability to regain traction in reimbursement. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this press release are based on Vermillion's expectations as of the date of this press release. A variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that could cause actual results to materially differ from those projected in such forward-looking statements include but are not limited to: (1) uncertainty as to Vermillion’s ability to protect and promote its proprietary technology; (2) Vermillion’s lack of a lengthy track record successfully developing and commercializing diagnostic products; (3) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its future diagnostic products; (4) uncertainty of the size of market for its existing diagnostic tests or future diagnostic products, including the risk that its products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for its products from third-party payers such as private insurance companies and government insurance plans; (5) uncertainty that Vermillion has sufficient cash resources to fully commercialize its tests and continue as a going concern; (6) uncertainty whether the trading in Vermillion's stock will become significantly less liquid; and (7) other factors that are described in Vermillion's Form 10-Q for the quarter ended September 30, 2013, filed with the Securities and Exchange Commission. Vermillion expressly disclaims any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release, except as required by law.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.

Investor Relations Contact:

Liolios Group, Inc.

Ron Both

Tel 1-949-574-3860